Exhibit 99.1

PAVmed Subsidiary Lucid Diagnostics Launches First Lucid Test Centers

Patients undergoing esophageal precancer testing at centers in Phoenix metro area

NEW YORK, August 10, 2021 (BUSINESSWIRE) — PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (the “Company” or “PAVmed”), a highly differentiated, multi-product, commercial-stage medical technology company, today announced that its majority owned subsidiary Lucid Diagnostics Inc. (“Lucid”) has begun testing patients referred by primary care physicians (“PCPs”) at three Lucid Test Centers in the Phoenix metropolitan area. Patients with chronic heartburn, also known as gastroesophageal reflux disease (“GERD”), who are referred to the centers undergo a rapid non-invasive office procedure, performed by Lucid-employed clinical personnel, using Lucid’s EsoCheck® Cell Collection Device (“EsoCheck”) to collect surface esophageal cells for its EsoGuard® Esophageal Test (“EsoGuard”).

“This launch represents a major milestone for Lucid and our EsoGuard commercialization efforts,” said Lishan Aklog M.D., PAVmed’s Chairman and Chief Executive Officer and Lucid’s Executive Chairman. “An important pillar of our growth strategy is to expand EsoGuard commercialization across multiple channels by targeting PCPs and consumers, in addition to the gastroenterologists who have been our main target to date. We are excited that PCPs in the Phoenix area can now refer their at-risk GERD patients for a simple, office-based test to detect esophageal precancer before it progresses to esophageal cancer.”

“We believe these Lucid Test Centers will play an important role in expanding EsoGuard referrals as the vast majority of GERD patients are cared for by PCPs, not gastroenterologists. We also believe, based on our analysis, that each center can be operated with very modest fixed costs and attractive margins. After completing the pilot program in Phoenix, we intend to steadily expand our Lucid Test Centers to other metropolitan areas, first in selected Western U.S. states and then nationwide. These test centers will also support the next phase of this pilot program—an EsoGuard Telemedicine Program, operated in partnership with UpScript, our independent third-party telemedicine provider, to accommodate EsoGuard self-referrals from direct-to-consumer marketing.”

Millions of patients with GERD are at risk of developing esophageal precancer and highly lethal esophageal cancer. EsoGuard is a next-generation sequencing based DNA methylation assay performed on esophageal cells collected using Lucid’s EsoCheck device in a less-than five-minute office procedure. Lucid believes EsoGuard and EsoCheck constitute the first and only commercially available test capable of serving as a widespread screening tool to prevent esophageal cancer deaths, through the early detection of esophageal precancer in at-risk GERD patients.

The three Lucid Test Centers operate in leased medical office suites located in Scottsdale, Tempe and Glendale, Arizona and are staffed by an EsoCheck-trained nurse practitioner and medical assistant employed by Lucid. Lucid estimates that a single nurse practitioner will be able to perform up to twenty EsoCheck procedures per day and expects each center to cover its personnel and medical office leases costs with only a few tests per week. Lucid has hired its first sales representative specifically tasked with calling on PCPs and whose efforts, working with regional business and market development managers, are now driving EsoGuard referrals to the Phoenix area test centers.

Prior to launching these centers, Lucid established a robust supporting regulatory and compliance infrastructure, including engaging highly experienced, dedicated healthcare regulatory and compliance counsel, adding dozens of new standard operating procedures to its quality management system, and updating elements of its contractual agreement with its CLIA-certified laboratory partner to align with certain regulations. Lucid also established a new Quality & Compliance Committee of its board of directors to provide board-level oversight and recruited Dr. Jacque Sokolov, a highly experienced expert in Board oversight of compliance and quality for public healthcare companies, to serve on its board and chair the committee.

About PAVmed and Lucid

PAVmed Inc. is a highly differentiated, multi-product, commercial-stage medical technology company with a diversified product pipeline addressing unmet clinical needs encompassing a broad spectrum of clinical areas with attractive regulatory pathways and market opportunities. Its major subsidiary, Lucid Diagnostics Inc., markets the first and only commercial tools for widespread early detection of esophageal precancer and cancer – the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device. Its GI Health division also includes the complementary EsoCure™ Esophageal Ablation Device with Caldus™ Technology. Another major subsidiary, Veris Health Inc., is a digital health company developing the first intelligent implantable vascular access port with biologic sensors and wireless communication to improve personalized cancer care through remote patient monitoring. Its Minimally Invasive Interventions division markets its CarpX® Minimally Invasive Device for Carpal Tunnel Syndrome. Other divisions include Infusion Therapy (PortIO™ Implantable Intraosseous Vascular Access Device and NextFlo™ Intravenous Infusion Set), and Emerging Innovations (non-invasive laser-based glucose monitoring, pediatric ear tubes, and mechanical circulatory support). For more information, please visit www.pavmed.com, follow us on Twitter, connect with us on LinkedIn, and watch our videos on YouTube. For more information on our majority owned subsidiary, Lucid Diagnostics Inc., please visit www.luciddx.com, follow Lucid on Twitter, and connect with Lucid on LinkedIn. For detailed information on EsoGuard, please visit www.EsoGuard.com and follow us on Twitter, Facebook and Instagram.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of PAVmed’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s common stock, Series W Warrants and Series Z Warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required advance PAVmed’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s preclinical studies; whether and when PAVmed’s products are cleared by regulatory authorities; market acceptance of PAVmed’s products once cleared and commercialized; our ability to raise additional funding and other competitive developments. PAVmed has not yet received clearance from the FDA or other regulatory body to market many of its products. The Company has been monitoring the COVID-19 pandemic and its impact on our business. The Company expects the significance of the COVID-19 pandemic, including the extent of its effect on the Company’s financial and operational results, to be dictated by, among other things, the success of efforts to contain it and the impact of actions taken in response. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s control. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s future operations, see Part I, Item IA, “Risk Factors,” in PAVmed’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed after its most recent Annual Report. PAVmed disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts:

Investors

Mike Havrilla

Director of Investor Relations

814-241-4138

JMH@PAVmed.com

Media

Katie Gallagher / Kristi Bruno

LaVoieHealthScience

(617) 792-3937 / (617) 865-3940

PAVmed@lavoiehealthscience.com